UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 21, 2021

Predictive Oncology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900, Eagan, Minnesota 55121
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 21, 2021, the Board of Directors (“Board”) of Predictive Oncology Inc. (the “Company”) elected Dr. Christina (CJ) Jenkins, M.D., to the Board, as well as to the Board’s Merger & Acquisition Committee. She was chosen to fill the vacancy created by the retirement of Dr. Carl I. Schwartz. As a Class III Director, Dr. Jenkins’ term will expire at the 2021 annual meeting of the Company’s stockholders.

Dr. Jenkins is a strategic advisor and venture investor whose expertise spans clinical medicine, venture capital, health systems and health plans. She applies her unique perspective of providers, payers and consumers to help leaders optimize growth and health outcomes. Currently, Dr. Jenkins is a Venture Partner at Phoenix Venture Partners (PVP), where she co-leads the firm’s seed-stage investment strategy in the healthcare/life sciences vertical. She is focused on hardware-enabled platform companies that are transforming the way we diagnose, monitor and treat health conditions. Dr. Jenkins also leads investments for Portfolia, Inc.’s FemTech and Active Aging and Longevity funds, focusing on evidence-backed digital health and device companies targeting the health of women. She also is a director of Independence Health Group (the parent company of Independence Blue Cross and AmeriHealth Caritas), a board of directors observer at Madorra Inc., and an advisory board member of multiple value-generating healthcare companies. Dr. Jenkins is also a member of the Kauffman Fellows, a global leadership program in venture capital, completing her fellowship at New Enterprise Associates. Previously, she was the founding CEO of OneCity Health Services, a subsidiary of NYC Health + Hospitals, building a team from two to 130 and leading a successful $1.2 billion effort to design and implement technology-enabled care models and accelerate value-based payment (financial risk) readiness for one million lives. She was also a Clinical Instructor in Internal Medicine at Mount Sinai Medical Center in New York City, and began her career as a financial analyst (FMP) with GE Healthcare. She earned her M.D. from Northwestern University Medical School, where she was Class President, and her B.S. in Industrial Management at Purdue University.

In recognition of the services Dr. Jenkins will provide to the Company as a member of the Board, she was issued 5,000 shares of common stock from the Company’s Amended and Restated 2012 Stock Incentive Plan simultaneously with her election.

A press release announcing the appointment of the new director is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 27, 2021

(Signature page follows)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: April 27, 2021	By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer